AGREEMENT

This Agreement, made and entered into on January 14, 1999 of by and between Golf Gear International, a Nevada corporation, having its main office and place of business at 5481A Commercial Drive, Huntington Beach, CA. 92649 (hereinafter referred to as "Company") and GolfGear Korea, Ltd. (hereinafter referred to as "Representative").

WITNESSETH

WHEREAS, Company manufacturers and sells products; and

WHEREAS, Representative desires to perform certain services on behalf of Company with respect to selling products;

NOW THEREFORE, in consideration of mutual conditions and obligations hereinafter set forth, the parties hereto have agreed as follows:

1.	PRODUCTS

Company hereby appoints Representative, and Representative hereby accepts appointment as Company's exclusive sales representative in Republic of Korea to promote and assist in the sales of products as list below:

All Golf Clubs and Parts produced by Company; All Golf accessories produced by Company. (hereinafter referred to as "Products").

2.	TERRITORY

The sales territory designated herein is the geographic area of the Republic of Korea as well as the area mutually agreed upon for which Representative shall have sales responsibility and in which Representative will exert its best effort for sales of the Products.

3.	MAJOR REPONSIBILITY OF REPRESENTATIVE

3.1	Generate and stimulate interests in the Products and furnish information to Company with regard to market trend and prospective purchasers of the Products.

3.2	Participate in the sales promotion activities and trade
shows to benefit sales of Products and assist and advise Company in this regard.

4.	MAJOR RESPONSIBILITY OF COMPANY

Endeavor to maintain the delivery conditions on all orders accepted by Company; provide Representative to the full extent with sales and technical information and assistance regarding the Products; and keep Representative informed of specification changes of Products.

5.	TERMS OF SALES

Terms will be irrevocable letter of credit to be drawn only to GolfGear International as per Pro-forma invoices.

6.	PURCHASE ORDER AND DELIVERY

Representative can issue purchase order on behalf of purchasers in the territory and Company shall ship and deliver Products by virtue of purchase orders.

7.	RELATIONSHIP OF PARTIES

Company shall not deal directly with customers in the territory and in case Company will be contacted by any customer in the territory, Company shall notify and consult with Representative

8.	ASSIGNMENT OF AGREEMENT

Neither this agreement nor any rights or obligations hereunder may be assigned by Representative without prior written consent of Company

9.	DURATION & TERMINATION

9.1	This agreement shall be effective for a initial period of
three (3) years from the effective date of this agreement, and shall be extended automatically for a period of one year unless there is written notice from either party not less than 30 days prior to expiration date.

9.2	If either party hereto continues in default of any
obligation imposed on it herein for more than 60 days after written notice by the other party has been dispatched requesting the party in default to remedy such default, the other party may terminate by requested mail to the party in default and this agreement shall terminate on the date of dispatch of such notice.

9.3	In the event of bankruptcy, receivership, insolvency or
assignment for the benefit of creditors or either party hereto, the other party may terminate this agreement effective immediately by giving the written notice to that effect.

10.	EFFECTIVE DATE

This Agreement shall become effective as of the day and date first written above.

11.	APPLICABLE LAW

This Agreement shall be governed by the law of State of California.

12.	ENTIRETY

This instrument constitutes the entire agreement and understanding between the parties hereto relative to the subject. matter hereof and there are no understanding, agreement's conditions or representations, oral or written, expressed or implies, with reference to the subject matter hereof that are merged herein or superseded hereby. No modification hereof shall be of any force or effect unless reduced to writing and signed by the parties claimed to be bound thereby and no modification shall be effected by the acknowledgment of acceptance of any order containing different conditions.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives as of the date first above written:

COMPANY:


By: /s/  Donald A. Anderson
         Donald A. Anderson
         President/Chairman
         GolfGear International, Inc.

REPRESENTATIVE:


By: /s/  Kim In Sae
         Kim In Sae
         President, GolfGear Korea, Ltd.

SCHEDULE A

Sales Performance Agreement.

This three (3) year agreement includes a sales performance agreement that is structured as follows:

In Year No. 1: Beginning January 14, 1999 total annual purchases from Company should exceed $500,000.00 USD.

In Year No. 2: total annual purchases from Company should exceed
$750,000.00 USD.

In Year No. 3: total annual purchase from Company should exceed
$1,000,000.00 USD.